Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Allergan plc (formerly Actavis plc), on Form S-8 (No. 333-191487) of our report dated June 28, 2016 on our audits of the financial statements and supplemental schedules of Actavis, Inc. 401(k) Plan as of December 31, 2015 and 2014, and for the years in the two-year period ended December 31, 2015, which report is included in this Annual Report on Form 11-K to be filed on or about June 28, 2016.

/s/ EisnerAmper LLP

Iselin, New Jersey

June 28, 2016

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